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 As filed with the Securities and Exchange Commission on May 12, 1999
                                         Registration No. 333-
                          United States
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933


                 ANADARKO PETROLEUM CORPORATION
       (Exact name of issuer as specified in its charter)

           Delaware                                    76-0146568
   (State or jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                   Identification No.)


                    17001 Northchase Drive
                   Houston, Texas 77060-2141
                         (281) 875-1101
           (Address of principal executive offices)

                   1998 DIRECTOR STOCK PLAN
                   (Full title of the Plan)

                    J. Stephen Martin, Esq.
              Vice President and General Counsel
                    17001 Northchase Drive
                  Houston, Texas 77060-2141
           (Name and address of agent for service)
 Telephone number, including area code, of agent for service:  (281) 875-1101


                    CALCULATION OF REGISTRATION FEE

       Title of           Shares         Proposed      Proposed      Amount
   Securities to be        to be         Maximum        Maximum        of
      Registered        Registered (1)   Offering      Aggregate  Registration
                                         Price         Offering       Fee
                                         per Share(2)  Price
Common Stock, par
  value $0.10 per         800,000        $38.9375      $31,150,000   $8,660
  share, and Rights
  attached thereto
(1)   Plus an indeterminate number of additional shares which may be  offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)   Estimated  pursuant  to  Rule  457(c)  and  (h)  under  the
      Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based upon the closing price of  the  securities being registered hereby on the NYSE on  May 7, 1999.
                    ________________________
                       Page 1 of  9 Pages
                 Exhibit Index appears on Page 6
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                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference

  The SEC allows the Company to incorporate by reference the information the Company has previously filed with them. Incorporation by reference means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Company files with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the common stock covered by this Prospectus is issued.

  Registration  Statement  on Form 8-A,  filed  on  September  4,
  1986, for registration of common stock.

  Annual  Report on Form 10-K for the fiscal year ended  December
  31, 1998.

  Form 8-K filed on April 30, 1999.

Item 4.  Description Of Securities

  Not applicable.

Item 5.  Interests Of Named Experts And Counsel

  Not applicable.

Item 6.  Indemnification Of Directors And Officers

  Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company's restated certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

  Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Company's restated certificate of incorporation provides for the indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

  In   addition,   the  Company  has  purchased   and   maintains
directors' and officers' liability insurance.

Item 7.  Exemption From Registration Claimed

     Not applicable.

Item 8.  Exhibits

  Exhibit
  Number                       Exhibit

   4(a) Restated Certificate of Incorporation of the Company. (Originally filed as Exhibit 19(a)(i) to the Form 10-Q for quarter ended September 30, 1986, File No. 1-8968).
   4(b)    By-laws of the Company.  (Originally filed as
           Exhibit 3 (b) to the Form 10-Q for quarter ended June
           30, 1996, File No. 1-8968).
   4(c)    1998 Director Stock Plan (Originally filed as an
           Exhibit to the definitive 14A Proxy Statement, filed
           March 16, 1998, File No. 1-8968).
      5    Opinion of Counsel regarding legality of securities
           being registered.*
   23(a)   Consent of Counsel to the Company (included in Exhibit 5).
   23(b)   Consent of KPMG LLP.*
     24 Powers of Attorney (included on the signature page of this registration statement).*

    *   Filed herewith

Item 9.  Undertakings

 (a)  The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration
     Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and,

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and,

      (4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on this 12th day of May 1999.

                              ANADARKO PETROLEUM CORPORATION

                              By:  ROBERT J. ALLISON, JR. *
                              Robert J. Allison, Jr.
                              Chairman  of the Board  and  Chief
                                Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 1999.

              Signatures               Title

(i)  Principal executive officer:*

     ROBERT J. ALLISION, JR.    Chairman of the Board and
     Robert J. Allison, Jr.     Chief Executive Officer

(ii) Principal financial officer:*

     MICHAEL  E.  ROSE            Senior Vice President,  Finance and
     Michael E. Rose              Chief Financial Officer

(iii)     Principal accounting officer:*

     JAMES R. LARSON            Vice President and Controller
     James R. Larson


(iv) Directors:*

     ROBERT J. ALLISON, JR.
     Robert J. Allison, Jr.

     CONRAD P. ALBERT
     Conrad P. Albert

     LARRY BARCUS
     Larry Barcus

     RONALD BROWN
     Ronald Brown

     JAMES L. BRYAN
     James L. Bryan

     JOHN R. BUTLER, JR.
     John R. Butler, Jr.

     JOHN R. GORDON
     John R. Gordon

     JOHN N. SEITZ
     John N. Seitz

*Signed on behalf of the Company and each of these persons:
By:  SUZANNE SUTER
       (Suzanne Suter, Attorney-in-Fact)



                          EXHIBIT INDEX


   4(a) Restated Certificate of Incorporation of the Company. (Originally filed as Exhibit 19(a)(i) to the Form 10-Q for quarter ended September 30, 1986, File No. 1-8968).
   4(b)    By-laws of the Company.  (Originally filed as
           Exhibit 3 (b) to the Form 10-Q for quarter ended June
           30, 1996, File No. 1-8968).
   4(c)    1998 Director Stock Plan (Originally filed as an
           Exhibit to the definitive 14A Proxy Statement, filed
           March 16, 1998, File No. 1-8968).
      5    Opinion of Counsel regarding legality of securities
           being registered.*
   23(a)   Consent of Counsel to the Company (included in Exhibit 5).
   23(b)   Consent of KPMG LLP.*
     24 Powers of Attorney (included on the signature page of this registration statement).*

    *   Filed herewith